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                                                                     Exhibit (j)

Weiser

                                                   M.R. Weiser & Co.LLP
                                                   Certified Public Accountants
                                                   and Consultants

                                                   135 West 50th Street
                                                   New York, NY 10020-1299
                                                   Tel 212-812-7000
                                                   Fax 212-375-6888

April 25, 2001


Ms. Lisa D. Levey
W.P. Stewart & Co. Growth Fund, Inc.
527 Madison Avenue
New York, NY 10022

Re: W.P. Stewart & Co. Growth Fund, Inc.

Dear Ms. Levey:

As independent public accountants of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference of the annual report to shareholders in the annual registration statement, as well as to all references to our firm included or made part of this registration statement.

Very truly yours,

/s/ James Kinney

James Kinney, CPA
M.R. Weiser & Co. LLP

JK:rb
cc: Judith Shandling, Esq.